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[LETTERHEAD] WELLS FARGO

                                   July 1, 2001

John Santos, Chief Financial Officer
Staar Surgical Company
1911 Walker Avenue
Monrovia, CA 91016

Dear Mr. Santos:

     This letter is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to STAAR SURGICAL COMPANY ("Borrower") in the maximum principal amount of Seven Million Dollars ($7,000,000.00) pursuant to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of October 31, 2000, as amended from time to time (the "Agreement").

     The maturity date of said credit accommodation is hereby extended until October 1, 2001. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of October 31, 2000, executed by Borrower and payable to the order of Bank which evidences said credit accommodation, a copy of which is attached hereto as Exhibit A (the "Note"), shall be deemed modified as of the date this letter is
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acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

     Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

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Staar Surgical Company
July 1, 2001
Page 2

     Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before July 16, 2001.

                                                     Very truly yours,

                                                     WELLS FARGO BANK,
                                                     NATIONAL ASSOCIATION


                                                     By:
                                                        -----------------------
                                                        Nancy Martorano
                                                        Vice President

Acknowledged and accepted as of                 :
                               -----------------

STAAR SURGICAL COMPANY


By: /s/ John Santos
   ----------------------------
    John Santos
    Chief Financial Officer

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WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE
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                                    EXHIBIT A

$7,000,000.00
                                                         West Covina, California
                                                                October 31, 2000

     FOR VALUE RECEIVED, the undersigned Staar Surgical Company ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at San Gabriel Valley RCBO, 1000 Lakes Drive, Suite 250, West Covina, CA 91790, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $7,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear
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interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) Payment of Interest. Interest accrued on this Note shall be payable on
         -------------------
the 1st day of each month, commencing November 1, 2000.

     (c) Default Interest. From and after the maturity date of this Note, or
         ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a) Borrowing and Repayment. Borrower may from time to time during the term
         -----------------------
of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms, and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on April 1, 2001.

     (b) Advances. Advances hereunder, to the total amount of the principal sum
         --------
available hereunder, may be made by the holder at the oral or written request of
(i) John Santos, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) Application of Payments. Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof.

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     (c) Governing Law. This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

Staar Surgical Company


By: John Santos
    --------------------
    John Santos, Chief Financial Officer